UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20-1470649 (I.R.S. Employer Identification No.)

4080 Cavitt Stallman Road, Suite 100
Granite Bay, Californian 95746
(Address and telephone number of principal executive offices) (Zip Code)

(916) 789-0833
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2007, Solar Power Integrators, Commercial, Inc., (“SPIC”) a California corporation and our wholly owned subsidiary, entered into the Solar Power Integrators General Partnership Agreement (the “Agreement”) with J.R. Conkey & Associates, Inc. (“JRC”), whereby JRC and SPIC formed Solar Power Integrators, a California General Partnership (the “Partnership”). The Partnership was formed to engage in the business of designing, selling and installing solar systems. Pursuant to the terms of the Agreement, JRC has a fifty-one percent (51%) interest and SPIC has a forty-nine percent (49%) interest, unless either party’s interest is adjusted or transferred under the terms of the Agreement. JRC will act as the Managing Partner of the Partnership.

Under the terms of the Agreement, if at any time the Partnership revenues, lines of credit and the parties’ initial capital contribution are insufficient to meet the obligations of the Partnership, JRC, as Managing Partner, may require each partner to contribute a proportionate share of additional capital to the Partnership. All income, gain, loss, deduction, or credit shall be allocated to the partners in proportion to their respective percentage interests in the Partnership. As Managing Partner, JRC will have supervision, direction and control of the Partnership and will run the day-to-day affairs of the Partnership. However, there must be at least 66 2/3% partner approval to, among other acts, perform any act that would make it impossible to carry out the business of the Partnership or change the nature of the Partnership, dissolve the Partnership, file for bankruptcy, enter into a merger or reorganization, acquire or dispose of any real or personal property of the Partnership in excess of $50,000 or enter into any contract in excess of $50,000, or lease any property owned by the Partnership.

In addition to its duties as Managing Partner, JRC will also be responsible for all marketing and sales efforts, establishing and maintaining customer relationships, contract management and coordinating job scheduling with SPIC. SPIC will be responsible for exclusively supplying all solar materials, the design, engineering and installation of all solar systems, and coordinating job scheduling with JRC.

For further information regarding the terms of the Partnership, see the Solar Power Integrators General Partnership Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit Description

10.1	General Partnership Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: March 27, 2007	/s/ Alan M. Lefko
Alan M. Lefko
Vice President of Finance and Secretary